UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2023
JAMF HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 1100 Minneapolis, MN		55401
(Address of principal executive offices)		(Zip Code)
(612) 605-6625
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.
Effective April 7, 2023, JAMF Holdings, Inc., as borrower (the “Borrower”), Juno Intermediate, Inc., as a guarantor (“Intermediate Holdings”), Juno Parent, LLC, as a guarantor (“Holdings”), and the other loan parties party thereto, each a wholly-owned subsidiary of Jamf Holding Corp., entered into Amendment No. 2 (the “Credit Agreement Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), which amends certain provisions of the Credit Agreement, dated as of July 27, 2020, by and among the Borrower, Intermediate Holdings, Holdings, the other loan parties party thereto, the lenders party thereto, and the Administrative Agent (as amended, supplemented or modified, the “Credit Agreement”). The Credit Agreement Amendment updates the benchmark interest rate provisions to replace the London interbank offered rate (“LIBOR”) with the forward-looking secured overnight financing rate (“Term SOFR”), for the purposes of calculating interest under the terms of the Credit Agreement. Except as amended by the Credit Agreement Amendment, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 2 to the Credit Agreement, effective April 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF HOLDING CORP.
Date: April 11, 2023	By:	/s/ Jeff Lendino
	Name:	Jeff Lendino
	Title:	Chief Legal Officer